Exhibit 99.1

Marker Therapeutics Announces Completion of New Manufacturing Facility to Support Clinical Development of MultiTAA-Specific T Cell Therapy Product Candidates

—	Company expects to complete tech transfer and treat first patient with MT-401 manufactured in new cGMP facility in H1 2021 —

Houston, TX – January 13, 2021 – Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced that it has completed the construction and qualification of its cGMP manufacturing facility in Houston, TX, located near the George Bush Intercontinental Airport. The facility will allow production of MultiTAA-specific T cell products according to U.S. Food and Drug Administration (FDA) guidelines and is designed to be scalable using modular processes. The Company has initiated the technology transfer process and expects the cGMP manufacturing facility to be fully operational in the first half of 2021.

“We are committed to the rapid advancement of our lead product candidate, MT-401, which, based on our novel MultiTAA-specific T cell technology, could potentially transform how patients with AML are treated,” said Peter L. Hoang, President & CEO of Marker Therapeutics. “With the recent initiation of our Phase 2 study in post-transplant AML, this new facility will assist with the timely manufacture of MT-401. In addition, the modular processes may enable cost-effective scalability, thereby supporting the manufacturing of MultiTAA-specific T cell products in future hematological and solid tumor trials, as well as the potential commercialization of our products.”

The manufacturing of Marker’s MultiTAA-specific T cell therapy for AML begins with collecting T cells from healthy donors. The T cells are subsequently sent to Marker’s facility, where Marker isolates and selectively expands naturally occurring T cells that can recognize up to five unique tumor antigens. These tumor-specific T cells are then cryopreserved and shipped to clinical centers to be infused into the patient.

Prior to completing the tech transfer and receiving regulatory approval for the cGMP manufacture, Marker will continue to manufacture its MultiTAA-specific T cell therapy at the Baylor College of Medicine to support the Company-sponsored AML trial.

About MultiTAA-Specific T Cell Therapy

Marker’s Multi-Antigen Targeted (MultiTAA) platform is a novel, non-genetically modified cell therapy approach that selectively expands tumor-specific T cells from a patient’s blood capable of recognizing a broad range of tumor antigens. In early clinical trials, the multi-antigen approach has been well tolerated and shown to enhance tumor destroying capability and is one of the first therapies to consistently demonstrate epitope spreading – inducing the patient’s own T cells to expand, potentially contributing to a lasting anti-tumor effect. Unlike other cell therapies which require pre-conditioning regimens and hospitalization, MultiTAA is designed to be administered in an outpatient setting.

About Marker Therapeutics, Inc.
Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cell therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

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Forward-Looking Statement Disclaimer
This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our non-engineered multi-tumor antigen specific T cell therapies; the conduct and success of our clinical trials, as well as clinical trials conducted by our collaborators; the timing and success of the technology transfer process related to our planned manufacturing facility and the receipt of regulatory approval for the related cGMP; our manufacturing processes and our ability to use our current and planned manufacturing facilities to support clinical and commercial demand. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its impact on our business and the global economy. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investors

Solebury Trout

Brian Korb

(646) 378-2923

bkorb@soleburytrout.com

Media
Solebury Trout
Amy Bonanno
(914) 450-0349
abonanno@soleburytrout.com

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